UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
February 15, 2012

Blue Dolphin Energy Company

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-15905 (Commission File Number)	73-1268729 (IRS Employer Identification No.)

801 Travis Street, Suite 2100
Houston, TX 77002
(Address of principal executive office and zip code)

(713) 568-4725
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[    ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to Form 8-K amends and restates the Current Report on Form 8-K filed with the Securities and Exchange Commission by Blue Dolphin Energy Company on February 21, 2012.

Item 1.01	Entry into a Material Definitive Agreement.

Please see the disclosures set forth under Item 2.01 below with respect to Blue Dolphin’s execution of the Management Agreement (as defined in Item 2.01).

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously reported on July 22, 2011, Blue Dolphin Energy Company (“Blue Dolphin”) entered into a Purchase and Sale Agreement (the “PSA”) with Lazarus Energy Holdings, LLC, a Delaware limited liability company (“LEH”) and LEH’s wholly-owned subsidiaries to acquire one hundred percent (100%) of the issued and outstanding membership interests of Lazarus Energy, LLC, a Delaware limited liability company (“LE”).  LE’s primary asset is the 56-acre Nixon Crude Oil Processing Facility (the “Refinery”). On February 15, 2012, Blue Dolphin acquired LE (the “Acquisition”) and issued, in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), 8,393,560 shares of common stock, par value $0.01 per share (the “Common Stock”), subject to anti-dilution adjustments, to LEH as consideration for LE (the “Original BDEC Shares”).  Additionally, on February 21, 2012, pursuant to the anti-dilution provisions contained in the PSA, and in reliance on the exemption provided by Section 4(2) of the Securities Act, Blue Dolphin issued 32,896 shares of Common Stock to LEH (the “Anti-Dilution Shares” and together with the Original BDEC Shares, the “BDEC Shares”).  As a result of Blue Dolphin’s issuance of the BDEC Shares, LEH owns eighty percent (80%) of Blue Dolphin’s issued and outstanding Common Stock.  The issuance of the BDEC Shares to LEH resulted in a change in control of Blue Dolphin.  Further, pursuant to the terms of the PSA, the composition of Blue Dolphin’s Board of Directors and management changed.  The changes in Blue Dolphin’s Board of Directors and management are outlined in Item 5.02 of this report.

Also on February 15, 2012, and in connection with the issuance of the BDEC Shares and LEH’s assignment of the membership interests of LE, LEH assigned a Construction and Funding Agreement, a Crude Oil Supply and Throughput Services Agreement and a Joint Marketing Agreement to LE.  Also, as part of this assignment, Blue Dolphin, LE and LEH entered into a Management Agreement (the “Management Agreement”) pursuant to which LEH agreed to manage and operate the Refinery and Blue Dolphin’s other operations (collectively, the “Services”).  Pursuant to the terms of the Management Agreement, LEH shall retain, as compensation for the Services, the right to receive (i) weekly payments based on revenues from the sale of diesel blendstocks processed by the Refinery not to exceed $750,000 per month, (ii) reimbursement for certain accounting costs related to the preparation of LE’s financial statements not to exceed $50,000, (iii) $0.25 for each barrel processed at the Refinery during the term of the Management Agreement, up to a maximum quantity of 10,000 barrels per day determined on a monthly basis, and (iv) $2.50 for each barrel processed at the Refinery during the term of the Management Agreement, to the extent the quantity exceeds 10,000 barrels per day determined on a monthly basis.  Blue Dolphin further agreed to reimburse LEH for all reasonable expenses of Blue Dolphin at cost.  All compensation owed to LEH under the Management Agreement shall be paid to LEH within 30 days of the end of each calendar month.  The Management Agreement expires upon the earliest to occur of (a) the date of the termination of the Joint Marketing Agreement between LE and a third party dated August 12, 2011, which has an initial term of three years and year-to-year renewals at the option of either party thereafter, (b) August 12, 2014, or (c) upon written notice of either party to the Management Agreement of a material breach of the Management Agreement by the other party.  If the Management Agreement is renewed after the expiration of its initial term, then it shall thereafter be reviewed on an annual basis by Blue Dolphin’s Board of Directors and may be terminated if Blue Dolphin’s Board of Directors determines that the Management Agreement is no longer in the best interest of Blue Dolphin.

Additionally, pursuant to the terms of the PSA, Blue Dolphin has the option to acquire all of the issued and outstanding membership interests of Lazarus Energy Development, LLC, a Delaware limited liability company and a wholly-owned subsidiary of LEH (“LED”).  Among other assets, LED holds approximately 46 acres of real property adjacent to the Refinery.  On February 7, 2012, Blue Dolphin paid LEH a refundable deposit of $183,421.27 to exercise the option and as partial payment of the purchase price for LED.  As part of the acquisition of LED, Blue Dolphin will also agree to assume a loan of LED’s in the amount of $1,500,000 collateralized by the real property adjacent to the Refinery.  Blue Dolphin expects to promptly complete the acquisition of LED from LEH for a total purchase price of approximately $1.68 million.

The foregoing description of the PSA and the transactions contemplated thereby (the “Acquisition”) does not purport to be complete and is subject to, and qualified by, reference to the PSA.  A copy of the PSA was attached as Exhibit 10.1 to Blue Dolphin’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 22, 2011 and is incorporated herein by reference.

The foregoing description of the Management Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified by, reference to the Management Agreement.  A copy of the Management Agreement is attached as Exhibit 10.2 to this Amendment No. 1 to Blue Dolphin’s Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

Please see the disclosures set forth under Item 2.01 above with respect to Blue Dolphin’s issuance of the BDEC shares.

Item 5.01	Change in Control of Registrant.

Please see the disclosures set forth under Item 2.01 above with respect to Blue Dolphin’s issuance of the BDEC Shares and the resulting change of control of Blue Dolphin.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations

In connection with the Acquisition, Harris A. Kaffie resigned as a director of Blue Dolphin effective February 15, 2012.  Mr. Kaffie had served on the Audit Committee and Compensation Committee of Blue Dolphin’s Board of Directors.  Further, in connection with the Acquisition, Erik Ostbye resigned as a director of Blue Dolphin effective February 15, 2012.  Mr. Ostbye had served on the Audit Committee of Blue Dolphin’s Board of Directors.

In addition, in connection with the Acquisition, Ivar Siem resigned as Chief Executive Officer, President and Secretary of Blue Dolphin effective February 15, 2012.  Mr. Siem was also serving as Blue Dolphin’s Principal Executive Officer at the time of his resignation.  Mr. Siem will remain as the Chairman of Blue Dolphin’s Board of Directors.

Appointments

Effective February 15, 2012, Jonathan P. Carroll, 50, assumed the role of Chief Executive Officer and President of Blue Dolphin and will serve as Blue Dolphin’s Principal Executive Officer.  Mr. Carroll is also a member of LEH and serves on the Board of Managers of LEH, as well as serving as a trustee to the Endowment Fund, The Salient Absolute Return Fund and the Salient MLP and Energy Infrastructure Fund.  From 1996 to 2006, Mr. Carroll was a Principal at Carroll and Company Capital Management.  Mr. Carroll has more than twenty-one (21) years of oil and gas experience in refining, distribution and marketing, as well as more than twenty-eight (28) years of experience in capital management and investments.  He earned a Bachelor of Arts in Human Biology and a Bachelor of Arts in Economics from Stanford University.

There is no employment agreement between Mr. Carroll and Blue Dolphin.  Other than the PSA, there is no arrangement between Mr. Carroll and any other person pursuant to which he was selected as an officer of Blue Dolphin.  There is no family relationship between Mr. Carroll and any of Blue Dolphin’s directors or executive officers.  Other than as disclosed herein, there have been no transactions or any currently proposed transactions in which Mr. Carroll was or is to be a participant in which Mr. Carroll had or will have a direct or indirect material interest other than Mr. Carroll’s compensation from Blue Dolphin.

 Effective February 15, 2012, Blue Dolphin’s Board of Directors made the following appointments to the Board of Directors:

A. Haag Sherman, 46 – Mr. Sherman is a co-founder, partner and non-executive Vice Chairman of Salient Partners, L.P., a Houston based investment firm with approximately $18 billion in assets.  In addition, Mr. Sherman serves on the boards of: PlainsCapital Corporation (a bank holding company with approximately $5 billion in assets), Salient MLP & Infrastructure Fund (NYSE:  SMF), the Salient Absolute Return Fund and The Endowment Fund complex.  From 2002 to 2011, Mr. Sherman held various executive positions with Salient and affiliates, including Chief Investment Officer and Chief Executive Officer. Prior thereto, he served as an executive officer and partner of The Redstone Companies, where he, among other things, managed a private equity portfolio. He also previously practiced corporate law at Akin, Gump, Strauss, Hauer& Feld, LLP and was an auditor at Price Waterhouse, a public accounting firm.  Mr. Sherman is an attorney and certified public accountant, in both cases licensed in the State of Texas.

Herbert N. Whitney, 71 – Mr. Whitney is the founder and has served as the President of Wildcat Consulting LLC since 2006.  He has more than forty-three (43) years of experience in pipeline operations, crude oil supply, product supply, distribution and trading, as well as marine operations and logistics having served as the President of CITGO Pipeline Company and in various general manager positions at CITGO Petroleum Corporation.  Mr. Whitney has previously served as the Chairman of the Board of Directors of the Colonial Pipeline Company and as the Chairman of the Executive Committee of the Association of Oil Pipelines.  He earned his Bachelor of Science in Civil Engineering from Kansas State University.  Mr. Whitney currently serves on the Board of Directors of Blackwater Midstream Corporation, as well as the Advisory Board of Sheetz, Inc.

Since September 2011, Mr. Whitney, pursuant to a verbal agreement, has acted as a consultant for LEH.  In this role Mr. Whitney has advised LEH and its affiliates on the selling of petroleum products.  Mr. Whitney’s compensation for such work has been at a rate of approximately $15,000 per month.  After the closing of the Acquisition, LEH intends to continue to retain the services of Mr. Whitney in this capacity at the rate of compensation stated immediately above.

There is no arrangement pursuant to which Messrs. Sherman and Whitney have agreed to serve on Blue Dolphin’s Board of Directors.  There is no family relationship between Messrs. Sherman and Whitney and any of Blue Dolphin’s directors or executive officers.  Other than as disclosed herein, there have been no transactions or any currently proposed transactions in which Messrs. Sherman and Whitney were or are to be a participant in which Messrs. Sherman and Whitney have or will have a direct or indirect material interest.

Item 9.01                      Financial Statements and Exhibits

(a)	Financial statements of business acquired.

The audited consolidated financial statements of LE for the year ended December 31, 2010 and LE’s unaudited financial statements for the nine months ended September 30, 2011 are incorporated by reference from the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission by Blue Dolphin on December 28, 2011.

(b)	Pro forma financial information.

The unaudited pro forma combined financial information of Blue Dolphin and LE for the year ended December 31, 2010 and for the nine months ended September 30, 2011, is incorporated by reference from the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission by Blue Dolphin on December 28, 2011.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

10.1
Purchase and Sale Agreement dated July 12, 2011 by and among Blue Dolphin Energy Company, Lazarus Energy Holdings, LLC, Lazarus Louisiana Refinery II, LLC, Lazarus Texas Refinery II, LLC, Lazarus Environmental, LLC, Lazarus Energy, LLC and Lazarus Energy Development, LLC (incorporated by reference to Exhibit 10.1 filed in connection with the Form 8-K of Blue Dolphin Energy Company under the Securities and Exchange Act of 1934, dated July 22, 2011).

10.2	Management Agreement dated February 15, 2012 by and among Blue Dolphin Energy Company, Lazarus Energy, LLC and Lazarus Energy Holdings, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   March 14, 2012

Blue Dolphin Energy Company

/s/JONATHAN P. CARROLL
Jonathan P. Carroll Chief Executive Officer and President (Principal Executive Officer)

Exhibit Index

10.1
Purchase and Sale Agreement dated July 12, 2011 by and among Blue Dolphin Energy Company, Lazarus Energy Holdings, LLC, Lazarus Louisiana Refinery II, LLC, Lazarus Texas Refinery II, LLC, Lazarus Environmental, LLC, Lazarus Energy, LLC and Lazarus Energy Development, LLC (incorporated by reference to Exhibit 10.1 filed in connection with the Form 8-K of Blue Dolphin Energy Company under the Securities and Exchange Act of 1934, dated July 22, 2011).

10.2	Management Agreement dated February 15, 2012 by and among Blue Dolphin Energy Company, Lazarus Energy, LLC and Lazarus Energy Holdings, LLC.